Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230-580) of Citrine Global Corp. of our report dated April 15, 2021 relating to the financial statements, which appears in this Form 10-K.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
April 15, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited